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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 30, 2002

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On September 30, 2002, UnitedGlobalCom, Inc. (the "Company") issued a press release announcing that, in connection with the proposed restructuring of the capitalization of United Pan-Europe Communications N.V. ("UPC"), it has entered into a Restructuring Agreement, dated September 30, 2002 (the "Restructuring Agreement"), with UPC, certain subsidiaries of the Company, New UPC, Inc., a Delaware company formed for purposes of effectuating UPC's restructuring ("New UPC"), and certain holders of UPC's publicly held notes (the "Participating Noteholders"). Copies of the Restructuring Agreement and the press release of the Company are included as exhibits hereto.

        On September 30, 2002, UPC also issued a press release announcing that it has entered into the Restructuring Agreement and that its wholly-owned subsidiary, UPC Distribution Holding B.V., has entered into a waiver and amendment to the senior secured credit facility dated October 26, 2000 among UPC Distribution, as Borrower, TD Bank Europe Limited and Toronto Dominion (Texas), Inc., as Facility Agents, and a group of banks and financial institutions (the "Waiver and Amendment"). Copies of the Waiver and Amendment and the press release of UPC are included as exhibits hereto.

        The significant terms of the Restructuring Agreement and Waiver and Amendment are described in Item 5 of a Current Report on Form 8-K of UPC (File No. 060-25365), dated September 30, 2002, (the "UPC 8-K"), which is incorporated herein by reference, and the text of which, excluding exhibits, is included as an exhibit hereto.

        The Company has committed to purchase up to €100 million of New UPC common stock as part of UPC's restructuring, subject to reduction if UPC sells any assets or raises any non-dilutive capital prior to the closing of the restructuring. The third-party bondholders will have the option to participate pro rata in this equity issuance. The Company had working capital of $101.5 million as of June 30, 2002, net of restricted cash of $32.3 million, and net of the note payable to Liberty Media Corporation of $102.7 million, which is due January 30, 2003. Liberty has agreed in principle to extend for one year the maturity of that portion of its loan to the Company that equals the amount the Company pays to purchase New UPC common stock, if any, as part of UPC's restructuring.

Item 7. Financial Statements and Exhibits.

    (c)
    Exhibits
    10.1
    Restructuring Agreement, dated September 30, 2002, among UPC, New UPC, the Company, UGC Holdings, Inc., United Europe, Inc., United UPC Bonds, LLC, and certain holders of notes of UPC, incorporated herein by reference to the UPC 8-K.

    99.1
    Waiver and Amendment Letter, dated September 30, 2002, between TD Bank Europe Limited (acting with the approval of the Majority Lenders) and UPC Distribution Holding B.V. (acting on its own behalf and on behalf of its subsidiaries party to the UPC Distribution Facility), incorporated herein by reference to the UPC 8-K.

    99.2
    Press Release of the Company, dated September 30, 2002.

    99.3
    Press Release of UPC, dated September 30, 2002.

    99.4
    Current Report on Form 8-K of UPC (File No. 060-25365), dated September 30, 2002 (exhibits omitted).

Item 9. FD Disclosure

        During the course of discussions and negotiations among the Company, UPC and the Participating Noteholders and their respective affiliates, representatives and financial and legal advisors regarding the restructuring and the terms of the Restructuring Agreement, UPC provided certain information to the Participating Noteholders and their advisors under confidentiality agreements. These confidentiality agreements terminated upon the signing of the Restructuring Agreement. Certain information provided to the Participating Noteholders during the course of the discussions and negotiations surrounding the Restructuring Agreement is described in Item 9 of the UPC 8-K, which is incorporated herein by reference, and the text of which, excluding exhibits, is included as an exhibit hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:
/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: September 30, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
  Item 9. FD Disclosure
SIGNATURE